Exhibit 99.1

Grown Rogue Announces Selected Preliminary 2025 Financial Results, Reschedules Full Results Release and Conference Call

MEDFORD, Ore., March 31, 2026 /CNW/ - Grown Rogue International Inc. ("Grown Rogue," "we," "us," "our," or the "Company") (CSE: GRIN) (OTC: GRUSF), a flower-forward cannabis company combining craft values with disciplined execution, announced today its preliminary, unaudited Revenue, Adjusted EBITDA and Net Income for the full year 2025 and that it is rescheduling the release of its full 2025 financial results and outlook, as well as its related conference call, to Tuesday, April 7, 2026, to allow additional time to complete its year-end financial reporting and related review procedures. The additional time is needed in part to complete work associated with the Company's first year-end reporting cycle as a U.S. domestic issuer, including accounting adjustments related to its transition from International Financial Reporting Standards ("IFRS") to U.S. Generally Accepted Accounting Principles ("U.S. GAAP"). This delay is not attributable to any material deficiencies or disagreements with the Company's auditors and there is no material information concerning the business or affairs of the Company that has not otherwise been disclosed as of the date of this press release, but rather to the complexity of work associated with the Company's first year-end reporting cycle as a U.S. domestic issuer, including its transition from IFRS to U.S. GAAP.

"I am disappointed by the delay in filing our audited financial statements, regardless of the complexity associated with converting from IFRS to U.S. GAAP. We should, and will, be better. At a high level, 2025 results were driven by the ramp of our business in New Jersey, balanced against the pricing pressure we experienced in Oregon and Michigan. We look forward to providing a comprehensive business update, including our 2026 growth initiatives in New Jersey, Illinois and Minnesota, next week on April 7, 2026, when we file our audited financial statements," said Obie Strickler, Chief Executive Officer.

"We knew this would be a challenging administrative effort to support the conversion from IFRS to U.S. GAAP and finalize our audit in time to meet our filing deadline, and while we are close to the finish line, we now expect to be complete within the next week," added Andrew Marchington, Chief Financial Officer.

Selected Preliminary, Unaudited Financial Information

The selected preliminary, unaudited annual financial information below is based on information currently available to management and reflects the Company's ongoing year-end reporting process. This information remains subject to the completion of year-end financial reporting and related review procedures, including the finalization of U.S. GAAP adjustments and consolidation presentation. Accordingly, these preliminary amounts are subject to change and may differ, including materially, from the final results reported in the Company's Annual Report on Form 10-K and full year 2025 results release.

Selected Preliminary Annual 2025 and 2024 Financial Information
(Unaudited) (US$ in millions)

Metric	2025	2024	YoY Δ
Revenue (GAAP)	$32.4	$26.6	22%
Net Income (Loss) (GAAP) ¹	$2.4	($16.1)	n.m.
EBITDA [2]	$2.8	$1.8	56%
Adjusted EBITDA[3]	$5.3	$3.8	39%
Adjusted EBITDA Margin[4]	16.5%	14.8%	170bps
Cash and Cash Equivalents[5]	$11.4	$4.9	133%
*n.m. = not meaningful.
¹ Preliminary 2025 GAAP net income was positively impacted by gains related to changes in the fair value of derivative liabilities. Accordingly, GAAP net income should not be viewed in isolation as an indicator of operating performance. EBITDA and Adjusted EBITDA are presented as supplemental measures to assist investors in evaluating underlying operating performance.
² EBITDA is a non-GAAP financial measure. The Company defines EBITDA as net income (loss) before interest, taxes, depreciation and amortization. Preliminary EBITDA figures remain subject to completion of year-end financial reporting and review procedures.
[3] Adjusted EBITDA is a non-GAAP financial measure. The Company defines Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, adjusted for non-cash items and other items that management believes are not reflective of ongoing operating performance. Preliminary Adjusted EBITDA figures remain subject to completion of year-end financial reporting and review procedures.
[4] For purposes of calculating 2024 Adjusted EBITDA margin, the Company excluded revenue associated with the terminated Vireo consulting agreement from the denominator, consistent with the exclusion of related (income) or expense from Adjusted EBITDA. As a result, the 2024 Adjusted EBITDA margin presented does not correspond directly to the revenue amounts shown in the table. On this basis, 2024 Adjusted EBITDA margin was approximately 19.4%.
[5] Cash and cash equivalents are presented as of December 31 of each year. The increase in 2025 was influenced in part by debt financing completed during the year and should not be interpreted solely as an indicator of operating performance.

Selected Preliminary Annual Revenue by Segment
(Unaudited) (US$ in millions)

Segment	Revenue 2025	Revenue 2024	YoY Δ
Oregon	$11.1	$12.1	(8%)
Michigan	$10.0	$12.9	(22%)
New Jersey*	$11.3	$0.3	n.m.
Corporate / Other**	$0.0	$1.3	n.m.
* New Jersey operations commenced first sales on December 11, 2024; year-over-year comparison is not meaningful.
**Corporate / Other reflects service revenue recognized in 2024.

Adjusted EBITDA Reconciliation Table
(Unaudited) (US$ in millions)

	2025	2024
Net income (loss)	$2,422,684	($16,064,825)
Net FV adjustments	-	-
Amortization included in cost of sales	2,605,170	765,004
Amortization of property and equipment	701,822	1,019,215
Change in fair value of derivative liability	(5,904,661)	14,545,321
Unrealized warrants asset	(247,477)	(3,094,413)
Loss on equity method investment in associate	452,962	251,230
Interest and other income (expense)	(1,112,461)	(1,441,305)
Interest and accretion	1,501,433	1,913,953
Income tax	2,394,603	3,924,185
EBITDA before one-time adjustments	$2,814,075	$1,818,365
Add back share-based compensation	2,393,995	1,608,823
Costs related to acquisition of Golden Harvests	60,000	603,000
Pre-revenue new market startup costs	72,217	783,720
(Income) related to terminated Vireo agreement	-	(1,051,462)
Adjusted EBITDA[1]	$5,340,287	$3,762,446
¹ Adjusted EBITDA is a non-GAAP financial measure. The Company defines Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, adjusted for non-cash items and other items that management believes are not reflective of ongoing operating performance. Preliminary Adjusted EBITDA figures remain subject to completion of year-end financial reporting and review procedures.
Note: Preliminary 2025 results are presented in accordance with U.S. GAAP and include consolidation of the Company's New Jersey affiliate, ABCO Garden State LLC. Comparative periods have been restated, where applicable, in accordance with U.S. GAAP.

The Company has filed a Notification of Late Filing on Form 12b-25 with the U.S. Securities and Exchange Commission in respect of its Annual Report on Form 10-K for the year ended December 31, 2025. The Company is working diligently to complete the filing as soon as practicable and currently expects to release its full year 2025 results and outlook and host its conference call on Tuesday, April 7, 2026.

Grown Rogue regrets any inconvenience this postponement may cause and appreciates the patience of its shareholders and other stakeholders.

Conference Call Details

Date:	Tuesday, April 7, 2026
Time:	5:00 p.m. ET / 2:00 p.m. PT
Webcast:	Register
Dial-in:	1-800-836-8184 (North America Toll-Free)

A telephone replay of the conference call will be available until April 14, 2026, by dialing (+1) 888 660 6345 and using replay code: 74762 #. The webcast will be archived on Grown Rogue's Investor Relations website for approximately 90 days following the call. For assistance, please contact: invest@grownrogue.com.

About Grown Rogue

Grown Rogue International Inc. (CSE: GRIN | OTC: GRUSF) is a flower-forward cannabis company rooted in Oregon's Rogue Valley, a region known for its deep cannabis heritage and commitment to quality. With operations in Oregon, Michigan, and New Jersey - and expansion underway in Illinois - Grown Rogue specializes in producing designer-quality indoor flower. Known for exceptional consistency and care in cultivation, our products are valued by retailers, budtenders, and consumers alike.

By blending craft values with disciplined execution, we've built a scalable, capital-efficient platform designed to thrive in competitive markets. We believe sustained excellence in cannabis flower production is the engine of the industry's supply chain - and our competitive advantage. For more information about Grown Rogue, please visit www.grownrogue.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable securities laws, including, without limitation, statements regarding the expected filing of a Notification of Late Filing on Form 12b-25, the anticipated timing of the Company's Annual Report on Form 10-K, and the expected announcement of a revised date for the release of financial results and conference call. Forward-looking statements are based on management's current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially. Readers are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements except as required by applicable law.

Non-GAAP Financial Measures

This press release and the accompanying tables contain, and our conference call will address, certain non-GAAP financial measures, such as EBITDA and Adjusted EBITDA. This press release also contains a reconciliation table of the most comparable U.S. GAAP financial measure to each non-GAAP financial measure. We believe these non-GAAP financial measures and other metrics described in this press release allow for a better understanding and comparison of our operating results across accounting periods, for financial and operational decision-making, for planning and forecasting purposes and for evaluation of our financial performance. Non-GAAP financial measures do not have any prescribed defined meaning under U.S. GAAP and may not be comparable to similar measures presented by other companies.

SOURCE Grown Rogue International Inc.

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%CIK: 0001463000

For further information: General Inquiries and Investor Contact: Obie Strickler, Chief Executive Officer, obie@grownrogue.com; Investor Relations: invest@grownrogue.com, (458) 226-2662

CO: Grown Rogue International Inc.

CNW 17:01e 31-MAR-26